Exhibit 99.1

Altair Announces Third Quarter 2023 Financial Results

Quarterly Software Product Revenue Increased more than 14% Year-Over-Year

TROY, Mich. – November 2, 2023 – Altair (Nasdaq: ALTR), a global leader in computational science and artificial intelligence, today released its financial results for the third quarter and nine months ended September 30, 2023.

"The third quarter of 2023 was excellent for Altair, with software product revenue and total revenue again above the high end of guidance," said James Scapa, founder, chairman and chief executive officer of Altair. "Our Q3 performance demonstrates the power and veracity of our vision for the convergence of computational science and AI across industries and verticals including engineering, scientific discovery, and business."

"Fiscal 2023 continues to progress in a positive way," said Matt Brown, chief financial officer of Altair. "Our performance through the first nine months of 2023 gives us confidence we're on track to meet our financial goals for the year."

Third Quarter 2023 Financial Highlights

•
Software product revenue was $119.1 million compared to $103.8 million for the third quarter of 2022, an increase of 14.8% in reported currency and 14.5% in constant currency
•
Total revenue was $134.0 million compared to $119.4 million for the third quarter of 2022, an increase of 12.3% in reported currency and 11.9% in constant currency
•
Net loss was $(4.4) million compared to net loss of $(33.2) million for the third quarter of 2022. Net loss per share, diluted was $(0.05) based on 80.4 million diluted weighted average common shares outstanding, compared to net loss per share, diluted of $(0.42) for the third quarter of 2022, based on 79.2 million diluted weighted average common shares outstanding. Net loss margin was -3.3% compared to net loss margin of -27.9% for the third quarter of 2022
•
Non-GAAP net income was $12.7 million, compared to non-GAAP net income of $4.3 million for the third quarter of 2022, an increase of 197.0%. Non-GAAP net income per share, diluted was $0.14 based on 88.6 million non-GAAP diluted common shares outstanding, compared to non-GAAP net income per share, diluted of $0.05 for the third quarter of 2022, based on 88.1 million non-GAAP diluted common shares outstanding
•
Adjusted EBITDA was $15.5 million compared to $6.8 million for the third quarter of 2022, an increase of 126.3%. Adjusted EBITDA margin was 11.5% compared to 5.7% for the third quarter of 2022
•
Cash provided by operating activities was $16.4 million, compared to $8.5 million for the third quarter of 2022
•
Free cash flow was $14.7 million, compared to $5.2 million for the third quarter of 2022.

Business Outlook

Based on information available as of today, Altair is issuing the following guidance for the fourth quarter and full year 2023:

(in millions, except %)	Fourth Quarter 2023			Full Year 2023
Software Product Revenue	$153	to	$159	$547	to	$553
Growth Rate	5.6%		9.7%	8.0%		9.2%
Growth Rate - Constant Currency	5.1%		9.3%	9.4%		10.6%
Total Revenue	$169		$175	$610		$616
Growth Rate	5.3%		9.1%	6.6%		7.7%
Growth Rate - Constant Currency	4.9%		8.6%	7.9%		9.0%
Net Income (Loss)	$15.5		$21.3	$(12.6)		$(6.8)
Non-GAAP Net Income	$33.6		$38.0	$91.6		$96.1
Adjusted EBITDA	$44		$50	$120		$126
Net Cash Provided by Operating Activities				$118		$126
Free Cash Flow				$108		$116

The following table provides a reconciliation of Full Year 2023 guidance to the last guidance provided in August:

	(Unaudited)
	Full Year 2023
(in millions)	Midpoint of Guidance in August	Increase/ (Decrease)	Currency Fluctuations from Prior Guidance	Midpoint of Guidance in November
Software Product Revenue	$553.0	$—	$(3.0)	$550.0
Total Revenue	$616.0	$—	$(3.0)	$613.0
Adjusted EBITDA	$124.0	$—	$(1.0)	$123.0

Conference Call Information

What: Altair’s Third Quarter 2023 Financial Results Conference Call
When: Thursday, November 2, 2023

Time: 5 p.m. ET
Webcast: http://investor.altair.com (live & replay)

***

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP Net Income, Non-GAAP Net Income Per Share, Billings, Adjusted EBITDA, Free Cash Flow, Non-GAAP Gross Profit and Non-GAAP Operating Expense.

Altair believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company also believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income excludes stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges, asset impairment charges, non-cash interest expense, other special items as identified by management and described elsewhere in this press release, and the impact of non-GAAP tax rate to income tax expense, which approximates our tax rate excluding discrete items and other specific events that can fluctuate from period to period.

Non-GAAP diluted common shares includes the diluted weighted average shares outstanding per GAAP regardless of whether the Company is in a loss position.

Billings consists of total revenue plus the change in deferred revenue, excluding deferred revenue from acquisitions.

Adjusted EBITDA represents net income adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as identified by management and described elsewhere in this press release.

Free cash flow consists of cash flow from operations less capital expenditures.

Non-GAAP gross profit represents gross profit adjusted for stock-based compensation expense, restructuring expense and other special items as identified by management and described elsewhere in this press release.

Non-GAAP operating expense represents operating expense excluding stock-based compensation expense, amortization, restructuring charges, asset impairment charges and other special items as identified by management and described elsewhere in this press release.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Altair urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Altair

Altair is a global leader in computational science and artificial intelligence (AI) that provides software and cloud solutions in simulation, high-performance computing (HPC), data analytics and AI. Altair enables organizations across all industries to compete more effectively and drive smarter decisions in an increasingly connected world – all while creating a greener, more sustainable future. To learn more, please visit www.altair.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our guidance for the fourth quarter and full year 2023, our statements regarding our expectations for 2023, and our reconciliations of projected non-GAAP financial measures. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in our forward-looking statements due to a number of factors, including but not limited to, the risks detailed in Altair’s quarterly and annual reports filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Media Relations

Altair

Dave Simon

248-614-2400 ext. 332

dls@altair.com

Investor Relations

The Blueshirt Group

Monica Gould

212-871-3927

ir@altair.com

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
(In thousands)	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$431,188	$316,146
Accounts receivable, net	121,855	170,279
Income tax receivable	12,402	11,259
Prepaid expenses and other current assets	26,561	29,142
Total current assets	592,006	526,826
Property and equipment, net	38,167	37,517
Operating lease right of use assets	32,132	33,601
Goodwill	452,822	449,048
Other intangible assets, net	86,491	107,609
Deferred tax assets	8,046	9,727
Other long-term assets	42,327	40,410
TOTAL ASSETS	$1,251,991	$1,204,738
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,159	$10,434
Accrued compensation and benefits	39,468	42,456
Current portion of operating lease liabilities	9,209	10,396
Other accrued expenses and current liabilities	50,917	56,371
Deferred revenue	110,843	113,081
Current portion of convertible senior notes, net	81,319	—
Total current liabilities	296,915	232,738
Convertible senior notes, net	225,635	305,604
Operating lease liabilities, net of current portion	23,373	24,065
Deferred revenue, non-current	28,090	31,379
Other long-term liabilities	43,860	41,216
TOTAL LIABILITIES	617,873	635,002
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock ($0.0001 par value), authorized 45,000 shares, none issued and outstanding	—	—
Common stock ($0.0001 par value)
Class A common stock, authorized 513,797 shares, issued and outstanding 54,351 and 52,277 shares as of September 30, 2023, and December 31, 2022, respectively	5	5
Class B common stock, authorized 41,203 shares, issued and outstanding 27,045 and 27,745 shares as of September 30, 2023, and December 31, 2022, respectively	3	3
Additional paid-in capital	816,551	721,307
Accumulated deficit	(150,178)	(121,577)
Accumulated other comprehensive loss	(32,263)	(30,002)
TOTAL STOCKHOLDERS’ EQUITY	634,118	569,736
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,251,991	$1,204,738

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue
License	$79,825	$67,245	$279,972	$256,102
Maintenance and other services	39,252	36,520	114,069	105,453
Total software	119,077	103,765	394,041	361,555
Software related services	6,517	6,706	20,281	23,143
Total software and related services	125,594	110,471	414,322	384,698
Client engineering services	7,126	7,355	22,936	22,414
Other	1,283	1,525	3,940	4,676
Total revenue	134,003	119,351	441,198	411,788
Cost of revenue
License	3,083	2,579	11,888	11,386
Maintenance and other services	13,689	13,025	41,754	38,628
Total software *	16,772	15,604	53,642	50,014
Software related services	5,251	5,240	16,175	16,739
Total software and related services	22,023	20,844	69,817	66,753
Client engineering services	5,930	5,835	19,321	18,390
Other	1,133	1,230	3,480	3,892
Total cost of revenue	29,086	27,909	92,618	89,035
Gross profit	104,917	91,442	348,580	322,753
Operating expenses:
Research and development *	51,598	53,092	160,126	150,608
Sales and marketing *	44,069	41,352	132,543	120,345
General and administrative *	17,218	18,258	53,791	54,054
Amortization of intangible assets	7,704	6,571	23,143	18,682
Other operating (income) expense, net	(4,408)	(2,835)	1,324	(9,383)
Total operating expenses	116,181	116,438	370,927	334,306
Operating loss	(11,264)	(24,996)	(22,347)	(11,553)
Interest expense	1,529	1,566	4,583	2,851
Other (income) expense, net	(1,890)	2,107	(9,698)	26,082
Loss before income taxes	(10,903)	(28,669)	(17,232)	(40,486)
Income tax (benefit) expense	(6,541)	4,579	11,369	15,008
Net loss	$(4,362)	$(33,248)	$(28,601)	$(55,494)
Loss per share:
Net loss per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.42)	$(0.36)	$(0.70)
Weighted average shares outstanding:
Weighted average number of shares used in computing net loss per share, basic and diluted	80,431	79,207	80,204	79,205

* Amounts include stock-based compensation expense as follows (in thousands):

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Cost of revenue – software	$2,468	$2,332	$7,792	$6,265
Research and development	7,824	10,243	26,510	26,580
Sales and marketing	6,933	7,806	22,105	22,505
General and administrative	3,301	2,329	10,016	7,174
Total stock-based compensation expense	$20,526	$22,710	$66,423	$62,524

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Employee stock-based compensation plans	$19,187	$15,490	$56,860	$43,622
Post combination expense in connection with acquisitions	1,339	7,220	9,563	18,902
Total stock-based compensation expense	$20,526	$22,710	$66,423	$62,524

ALTAIR ENGINEERING INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2023	2022
OPERATING ACTIVITIES:
Net loss	$(28,601)	$(55,494)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,271	24,092
Stock-based compensation expense	66,423	62,524
Amortization of debt issuance costs	1,399	1,330
Deferred income taxes	2,178	4
Loss (gain) on mark-to-market adjustment of contingent consideration	4,494	(7,482)
Expense on repurchase of convertible senior notes	—	16,621
Other, net	(14)	336
Changes in assets and liabilities:
Accounts receivable, net	47,226	13,859
Prepaid expenses and other current assets	959	1,906
Other long-term assets	(1,491)	3,134
Accounts payable	(5,494)	(270)
Accrued compensation and benefits	(2,726)	(3,639)
Other accrued expenses and current liabilities	(4,526)	(48,698)
Deferred revenue	(3,442)	18,311
Net cash provided by operating activities	105,656	26,534
INVESTING ACTIVITIES:
Capital expenditures	(7,882)	(6,721)
Payments for acquisition of businesses, net of cash acquired	(3,235)	(134,130)
Other investing activities, net	(2,452)	(10,322)
Net cash used in investing activities	(13,569)	(151,173)
FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	25,526	2,840
Payments for repurchase and retirement of common stock	(6,255)	(4,387)
Proceeds from employee stock purchase plan contributions	5,772	6,549
Proceeds from issuance of convertible senior notes, net of discounts and commissions	—	224,265
Repurchase of convertible senior notes	—	(192,422)
Payments of debt issuance costs	—	(1,523)
Other financing activities	(73)	(170)
Net cash provided by financing activities	24,970	35,152
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,599)	(12,142)
Net increase (decrease) in cash, cash equivalents and restricted cash	114,458	(101,629)
Cash, cash equivalents and restricted cash at beginning of year	316,958	414,012
Cash, cash equivalents and restricted cash at end of period	$431,416	$312,383

Financial Results

The following table provides a reconciliation of Non-GAAP net income and Non-GAAP net income per share – diluted, to net loss and net loss per share – diluted, the most comparable GAAP financial measures:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Net loss	$(4,362)	$(33,248)	$(28,601)	$(55,494)
Stock-based compensation expense	20,526	22,710	66,423	62,524
Amortization of intangible assets	7,704	6,571	23,143	18,682
Non-cash interest expense	469	501	1,399	1,339
Impact of non-GAAP tax rate (1)	(10,997)	3,079	(8,897)	(1,878)
Special adjustments and other (2)	(658)	4,657	4,212	22,886
Non-GAAP net income	$12,682	$4,270	$57,679	$48,059

Net loss per share, diluted	$(0.05)	$(0.42)	$(0.36)	$(0.70)
Non-GAAP net income per share, diluted	$0.14	$0.05	$0.65	$0.55

GAAP diluted shares outstanding	80,431	79,207	80,204	79,205
Non-GAAP diluted shares outstanding	88,556	88,100	88,066	86,708
(1)
The Company uses a non-GAAP effective tax rate of 26%.
(2)
The three months ended September 30, 2023, includes a $3.5 million gain from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition and $2.8 million of currency losses on acquisition-related intercompany loans. The three months ended September 30, 2022, includes $6.8 million of currency losses on acquisition-related intercompany loans, and a $2.2 million gain from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition. The nine months ended September 30, 2023, includes a $4.5 million loss from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition and $0.3 million of currency gains on acquisition-related intercompany loans. The nine months ended September 30, 2022, includes $16.6 million expense on repurchase of convertible senior notes, $13.7 million currency losses on acquisition-related intercompany loans and a $7.5 million gain from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition.

The following table provides a reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net loss	$(4,362)	$(33,248)	$(28,601)	$(55,494)
Income tax (benefit) expense	(6,541)	4,579	11,369	15,008
Stock-based compensation expense	20,526	22,710	66,423	62,524
Interest expense	1,529	1,566	4,583	2,851
Depreciation and amortization	9,783	8,273	29,271	24,092
Special adjustments, interest income and other (1)	(5,481)	2,949	(7,480)	20,878
Adjusted EBITDA	$15,454	$6,829	$75,565	$69,859

(1)
The three months ended September 30, 2023, includes $4.8 million of interest income, a $3.5 million gain from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition, and $2.8 million currency losses on acquisition-related intercompany loans. The three months ended September 30, 2022, includes $6.8 million currency losses on acquisition-related intercompany loans, a $2.2 million gain from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition, and $1.7 million of interest income. The nine months ended September 30, 2023, includes $11.7 million of interest income, a $4.5 million loss from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition, and $0.3 million currency gains on acquisition-related intercompany loans. The nine months ended September 30, 2022, includes $16.6 million expense on repurchase of convertible senior notes, $13.7 million currency losses on acquisition-related intercompany loans, a $7.5 million gain from the mark-to-market adjustment of contingent consideration associated with the World Programming acquisition, and $2.0 million of interest income.

The following table provides a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities (1)	$16,427	$8,493	$105,656	$26,534
Capital expenditures	(1,698)	(3,264)	(7,882)	(6,721)
Free cash flow (1)	$14,729	$5,229	$97,774	$19,813

(1)
The nine months ended September 30, 2022, includes a $65.9 million payment in January 2022 for a damages judgement assumed as part of an acquisition in December 2021.

The following table provides a reconciliation of Non-GAAP gross profit to gross profit, the most comparable GAAP financial measure, and a comparison of Non-GAAP gross margin (Non-GAAP gross profit as a percentage of total revenue) to gross margin (gross profit as a percentage of total revenue), the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Gross profit	$104,917	$91,442	$348,580	$322,753
Stock-based compensation expense	2,468	2,332	7,792	6,265
Non-GAAP gross profit	$107,385	$93,774	$356,372	$329,018

Gross profit margin	78.3%	76.6%	79.0%	78.4%
Non-GAAP gross margin	80.1%	78.6%	80.8%	79.9%

The following table provides a reconciliation of Non-GAAP operating expense to Total operating expense, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Total operating expense	$116,181	$116,438	$370,927	$334,306
Stock-based compensation expense	(18,058)	(20,378)	(58,631)	(56,259)
Amortization	(7,704)	(6,571)	(23,143)	(18,682)
Gain (loss) on mark-to-market adjustment of contingent consideration	3,493	2,178	(4,494)	7,482
Non-GAAP operating expense	$93,912	$91,667	$284,659	$266,847

The following table provides a reconciliation of Billings to revenue, the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Revenue	$134,003	$119,351	$441,198	$411,788
Ending deferred revenue	138,933	116,540	138,933	116,540
Beginning deferred revenue	(148,547)	(112,926)	(144,460)	(106,032)
Deferred revenue acquired	—	(26)	—	(2,598)
Billings	$124,389	$122,939	$435,671	$419,698

The following table provides revenue, Billings and Adjusted EBITDA on a constant currency basis:

	(Unaudited)
	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022	Increase/ (Decrease) %
(in thousands)	As reported	Currency changes	As adjusted for constant currency	As reported	As reported	As adjusted for constant currency
Software revenue	$119.1	$(0.3)	$118.8	$103.8	14.8%	14.5%
Total revenue	$134.0	$(0.4)	$133.6	$119.4	12.3%	11.9%
Billings	$124.4	$(1.3)	$123.1	$122.9	1.2%	0.1%
Adjusted EBITDA	$15.5	$1.0	$16.5	$6.8	126.3%	142.1%

	(Unaudited)
	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022	Increase/ (Decrease) %
(in thousands)	As reported	Currency changes	As adjusted for constant currency	As reported	As reported	As adjusted for constant currency
Software revenue	$394.0	$7.7	$401.7	$361.6	9.0%	11.1%
Total revenue	$441.2	$8.0	$449.2	$411.8	7.1%	9.1%
Billings	$435.7	$6.5	$442.2	$419.7	3.8%	5.4%
Adjusted EBITDA	$75.6	$4.9	$80.5	$69.9	8.2%	15.2%

Change in Classification of Indirect Costs

Beginning in the first quarter of 2023, the Company refined its classification of certain indirect costs to reflect the way management is now reviewing the information in decision making and to improve comparability with peers. These indirect costs include certain IT, facilities, and depreciation expenses that were previously reported primarily in General and administrative expense. These indirect costs have now been reclassified to Research and development, Sales and marketing, and General and administrative expenses based on global headcount. Management believes this refined methodology better reflects the nature of the costs and financial performance of the Company.

As a result, the Company’s consolidated statements of operations have been recast for prior periods presented to reflect the effects of the changes to Research and development, Sales and marketing, and General and administrative expense. There was no net impact to total operating expenses, income from operations, net income or net income per share for any periods presented. The consolidated balance sheets, consolidated statements of comprehensive income, consolidated statements of changes in stockholders’ equity, and the consolidated statements of cash flows were not affected by changes in the presentation of these costs.

Each prior period that will be presented in the forthcoming Form 10-Q and Form 10-K filings will be recast to conform to current period presentation. The following tables provide the relevant financial results as previously reported, as recast for the current period and forthcoming filings, and the associated impacts of the changes. Within these tables, the references to periods such as “FY 2021” and “Q1 2022” refer to the corresponding periods as reported in the applicable Form 10-K, Form 10-Q, or Form 8-K filings.

The following table summarizes the changes made to the consolidated statements of operations (in thousands):

	Previously Reported
	FY 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022
Operating expenses:
Research and development	$151,049	$43,094	$46,477	$48,781	$47,511	$185,863
Sales and marketing	132,750	35,682	39,116	39,244	41,203	155,245
General and administrative	91,500	23,569	24,367	24,677	24,993	97,606
Amortization of intangible assets	18,357	5,903	6,208	6,571	8,828	27,510
Other operating income, net	(3,482)	(781)	(5,767)	(2,835)	(572)	(9,955)
Total operating expenses	$390,174	$107,467	$110,401	$116,438	$121,963	$456,269

	Recast
	FY 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022
Operating expenses:
Research and development	$167,341	$47,079	$50,437	$53,092	$51,934	$202,542
Sales and marketing	141,484	37,840	41,153	41,352	43,539	163,884
General and administrative	66,474	17,426	18,370	18,258	18,234	72,288
Amortization of intangible assets	18,357	5,903	6,208	6,571	8,828	27,510
Other operating income, net	(3,482)	(781)	(5,767)	(2,835)	(572)	(9,955)
Total operating expenses	$390,174	$107,467	$110,401	$116,438	$121,963	$456,269

	Change
	FY 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	FY 2022
Operating expenses:
Research and development	$16,292	$3,985	$3,960	$4,311	$4,423	$16,679
Sales and marketing	8,734	2,158	2,037	2,108	2,336	8,639
General and administrative	(25,026)	(6,143)	(5,997)	(6,419)	(6,759)	(25,318)
Amortization of intangible assets	—	—	—	—	—	—
Other operating income, net	—	—	—	—	—	—
Total operating expenses	$—	$—	$—	$—	$—	$—

Business Outlook

The following table provides a reconciliation of projected Non-GAAP net income to projected net income (loss), the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ending December 31, 2023		Year Ending December 31, 2023
(in thousands)	Low	High	Low	High
Net income (loss)	$15,500	$21,300	$(12,600)	$(6,800)
Stock-based compensation expense	17,100	17,100	83,500	83,500
Amortization of intangible assets	7,400	7,400	30,500	30,500
Non-cash interest expense	500	500	1,900	1,900
Impact of non-GAAP tax rate(1)	(6,900)	(8,300)	(15,900)	(17,200)
Special adjustments and other(2)	—	—	4,200	4,200
Non-GAAP net income	$33,600	$38,000	$91,600	$96,100
(1)
The Company uses a non-GAAP effective tax rate of 26%.
(2)
The year ending December 31, 2023, includes $4.5 million loss from a mark-to-market adjustment of contingent consideration associated with the World Programming acquisition and $0.3 million currency gains on acquisition-related intercompany loans.

The following table provides a reconciliation of projected Adjusted EBITDA to projected net income (loss), the most comparable GAAP financial measure:

	(Unaudited)
	Three Months Ending December 31, 2023		Year Ending December 31, 2023
(in thousands)	Low	High	Low	High
Net income (loss)	$15,500	$21,300	$(12,600)	$(6,800)
Income tax expense	4,900	5,100	16,300	16,500
Stock-based compensation expense	17,100	17,100	83,500	83,500
Interest (income) expense	(3,000)	(3,000)	(10,100)	(10,100)
Depreciation and amortization	9,500	9,500	38,700	38,700
Special adjustments and other(1)	—	—	4,200	4,200
Adjusted EBITDA	$44,000	$50,000	$120,000	$126,000
(1)
The year ending December 31, 2023, includes $4.5 million loss from a mark-to-market adjustment of contingent consideration associated with the World Programming acquisition and $0.3 million currency gains on acquisition-related intercompany loans.

The following table provides a reconciliation of projected Free Cash Flow to projected net cash provided by operating activities, the most comparable GAAP financial measure:

	(Unaudited)
	Year Ending December 31, 2023
(in thousands)	Low	High
Net cash provided by operating activities	$118,400	$126,400
Capital expenditures	(10,400)	(10,400)
Free cash flow	$108,000	$116,000